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                                                                    EXHIBIT 99.1
                             [LETTERHEAD OF VERTEL]

                                                                            NEWS

For More Information Contact:
Karin Hollink
Vertel Corp.
(818) 227-5730
investor-relations@vertel.com

Craig Scott
Vertel Corporation
(818) 227-1449
craig-scott@vertel.com

                                                           FOR IMMEDIATE RELEASE

                       VERTEL SECURES ADDITIONAL FINANCING

Woodland Hills, Calif., July 2, 2002 - Vertel Corporation (NASDAQ: VRTL), a leading provider of convergent service management mediation solutions, today announced that it has closed a second financing with SDS Merchant Fund, LP
(SDS), an accredited investor. The agreement covers the sale of a $3.1 million three-year, 8% convertible, senior secured promissory note together with a five-year warrant.

The promissory note is fully secured and the security interest also extends to the unsecured convertible promissory note dated January 3, 2002, from the first transaction with SDS. $1.5 million of the proceeds will be used to reduce the balance outstanding on the first convertible promissory note. The funding is contingent upon the filing and effectiveness of a registration statement covering resale of the common stock that is issuable upon conversion of the note and the related warrant. $100,000 of the $3.1 million will be advanced by SDS to Vertel pursuant to an unsecured bridge note in early July 2002.

"This financing, completed in a very challenging environment, means Vertel can continue to execute its business plans," said Marc Maassen, President and CEO of Vertel. "We have a very good working relationship with SDS and we appreciate their continued financial support."

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                                       Vertel Secures Additional Financing  -2 -


About Vertel

Vertel is a leading provider of convergent service management mediation solutions. Vertel's high performance solutions enable customers to quickly and cost effectively introduce new services, networks and OSSs while leveraging existing investments.

Using the M*Ware driven Development Environment (DE), Vertel has created a full suite of mediation based applications that can address protocol translation, data transformation, element and network management, OSS application integration, and OSS exchange services.

Vertel's product offerings allow seamless management in multi-technology and multi-vendor environments. Vertel also develops communications software solutions that fit individual customer requirements through its Professional Services organization.

For more information on Vertel or its products, contact Vertel at 21300 Victory Boulevard, Suite 700, Woodland Hills, Calif. 91367; telephone: (818) 227-1400; fax: (818) 598-0047 or visit www.vertel.com.

Note:  Vertel, e*ORB, (3)PM and M*Ware are trademarks of Vertel Corporation.

Safe Harbor Statement: Except for the historical information presented, the matters discussed in this news release are forward looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market, as well as matters specific to the Company and the markets it serves. Particular risks and uncertainties facing the company at the present include the Company's ability, including financial ability, to continue to invest in research and development necessary for the development of new and existing products that are required to increase revenues; ability to raise additional capital, in particular the ability to secure additional financing to fund the Company's operations for the remainder of 2002; the financial uncertainties associated with continuing losses; the timely and successful development of existing and new markets; the fact that some of our products are relatively new and, although we see developing market interest, it is difficult to predict sales for newer products and the market may or may not ultimately adopt these technologies; the length of the Company's sales cycle for its products, making initial license sales and future royalties difficult to forecast; the severe impact that the slowdown in the U.S. economy has had on the telecommunications industry, forcing a number of service providers to cease operations; additional difficulty in predicting royalty revenue because that revenue is dependent on successful development and deployment by our customers of their products containing our software; fluctuation from quarter to quarter in revenue from our professional service unit as a result of a limited number of large consulting contracts; loss of key customer, partner or alliance relationships and the possibility that

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                                       Vertel Secures Additional Financing  -3 -


the Company may not be able to replace the loss of a significant customer; the dependence on a limited number of customers for a significant portion of the Company's quarterly license revenues; size and timing of license fees closed during the quarter which may result in large swings in quarterly operating results and the likely continued significant percentage of quarterly revenues recorded in the last month of the quarter, frequently in the last weeks or even days of a quarter, which further adds to the difficulty of forecasting and leads to a substantial risk of variance from actual results; and the Company's ability to control expenditures at a level consistent with revenues.

Additionally, more general risk factors include the possible development and introduction of competitive products and new and alternative technologies by the Company's competitors; the increasing sales and marketing costs of attracting new and retaining existing customers; pricing, currency and exchange risks; governmental and regulatory developments affecting the Company and its customers; the ability to identify, conclude, and integrate acquisitions on a timely basis; the ability to attract and/or retain essential technical or other personnel; political and economic uncertainties associated with conducting business on a worldwide basis. Readers are cautioned not to place undue reliance on any forward-looking statement and to recognize that the statements are not predictions of actual future results. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties referred to above, as well as others not now anticipated. Further risks inherent in the Company's business are listed under "Risk Factors" in Part I, Item I of Vertel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Form 10-Q for the quarter ended March 31, 2001.

The foregoing statements and risk factors are not exclusive and further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, may emerge from time to time. It is not possible for management to predict all risk factors or to assess the impact of such risk factors on the Company's business. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.